FAs filed with the Securities and Exchange Commission on February 10, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________________

FORM S-1/A

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT 1933

___________________________________________________________________

SKODA VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

5621

(Primary Standard Industrial Classification Code Number)

N/A

(IRS Employer Identification Number)

Casa 5183-B Calle Parson

Diablo, Ancon

Panama City, Republic of Panama

Tel: (507) 6725-8263

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Empire Stock Transfer Inc.

2470 Saint Rose Parkway, Suite 304
Henderson, NV 89074

Tel: (702) 818-5898

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Fusion Business Group Inc.

424 West Bakerview Road, Suite 105-268

Bellingham, WA  98226

E-mail: skodaventures@gmail.com

Tel: (949) 419-6588

Fax: (949) 272-0088

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit[1]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee
Common Stock	4,000,000	$0.015	$60,000	$6.97[3]

[1]	This price was arbitrarily determined by the Issuer and does not reflect market value, assets or any established criteria of valuation.
[2]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.
[3]	Calculated under Section 6(b) of the Securities Act of 1933 as .0001162 of the aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

SKODA VENTURES, INC.

Shares of Common Stock

2,000,000 Minimum – 4,000,000 Maximum

There has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the Financial Industry Regulatory Authority. In order to be listed on the Bulletin Board, we must secure a market maker who will file a Form 211 with FINRA on our behalf, of which there is no assurance that we will ever be able to secure a market maker to perform this task. There is no assurance that the shares will ever be quoted on the Bulletin Board.

This offering will begin on the effective date of this registration statement.  That date is set forth below as “This Prospectus is Dated ____________, 2015” and will terminate 270 days later on ______________, 2015, or on the date the maximum number of shares are sold, whichever date is earlier.

We are offering up to a total of 4,000,000 shares of common stock in a direct public offering; 2,000,000 shares minimum, 4,000,000 shares maximum, without the involvement of any underwriters or broker-dealers.  The offering price is fixed at $0.015 per share and will remain fixed at $0.015 per share throughout the offering. Funds from this offering will be placed in a separate bank account at the following bank: Banistmo on Ave. Aquilino De La Guardia and 47th Street, Bella Vista, Panama City, Republic of Panama; their telephone number is 507-321-4722. There is no escrow, trust or similar account in which your subscription will be deposited.  The bank account is merely a separate non-interest bearing savings account under our control where your funds will be segregated. The funds will be maintained in the separate bank until we receive a minimum of $30,000 at which time we will remove those funds and use the same as set forth in the “Use of Proceeds” section of this prospectus.  Only Ronald Guillermo, our sole officer and director will have access to the account. You will not have the right to withdraw your funds during the offering and in the event that the minimum of 2,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without a deduction of any kind.   We define “promptly” as a period of up to seven business days.  We will return your funds to you in the form of a cashier’s check sent via Federal Express.  Sold securities are deemed securities which have been paid for with collected funds prior to the expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank.

There are no minimum purchase requirements.

Our common stock will be sold by Mr. Ronald Guillermo, our sole executive officer and director. He will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Our common stock is presently not traded or quoted for trading on any market or securities exchange and we have not yet applied for listing or quotation on any securities exchange or the Over-the Counter Bulletin Board (“OTCBB”) or the OTC Markets. After this registration statement is declared effective, we intend to have a registered market maker submit an application for a quotation of our common stock on the Over-The-Counter Bulletin Board, a quotation medium administered by the Financial Industry Regulatory Authority (“FINRA”). There is no assurance that a market maker will agree to file and submit the necessary documents with FINRA for quotation of our common stock, nor can there be any assurance that an active trading market for our common stock will develop, or, if developed, that it will be sustained. In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

There are numerous risks associated with our business and the ownership of our common stock. Investing in our securities involves a high degree of risk. Please refer to the section entitled “Risk Factors” beginning on page 6 of this prospectus. Please carefully read all information that should be considered before making an investment in our securities.

Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors for our products and secure clients to buy our products. Accordingly, there is substantial doubt that we will be able to continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We believe the technical aspects of our website will be sufficiently developed to use for our operations after 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. We must raise cash to implement our project and begin our operations and our only other source for cash at this time is investments by others in our company. We will not commence operations until at least the minimum amount of money is raised from this offering.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is Dated ____________, 2015.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and may not include all information that may be important to you. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

Summary of Our Business

Skoda Ventures, Inc. was incorporated under the laws of the State of Nevada on August 16, 2012. Our principal executive office is located at Casa 5183-B Calle Parson, Diablo, Ancon, Panama City, Republic of Panama and our telephone number is (507) 6725-8263.

We are a development stage company with plans to create a website that will offer fashion apparel and related accessories reflecting North American trends to retail customers across Latin America. The website will initially carry products targeting the women’s young adult market and once we begin to generate revenues, we plan to incorporate products for young adult men. Although our business is not yet operational and we have not yet begun to implement our business plan, we anticipate on commencing operations in the next 12 months if we are able to raise the funds required from this offering.

Summary Financial Information

We have not earned any revenues to date and do not anticipate earning revenues until our website is completed. Management plans on raising cash from public or private debt and equity financings, on an as needed basis, until revenues are sufficient to fund operations.

The following tables present summarized financial information from inception (August 16, 2012) through November 30, 2014, extracted from our financial statements presented elsewhere in this prospectus. The information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the financial statements, and the related notes presented elsewhere in this prospectus.

Balance Sheet Summary

As of November 30, 2014

($)

Cash	$4,430
Total Assets	$4,430
Total Liabilities	$5,420
Total Liabilities and Stockholder’s Equity	$4,430

 Statement of Operations and Deficit Summary

For the period from inception (August 16, 2012) through November 30, 2014

($)

Sales	Nil
Net Loss for the Period	$5,990
Net Loss per common share (basic)	*

  (less than $0.01 per share)

Since our inception on August 16, 2012 through November 30, 2014, we have incurred a net loss of $5,990.   Our net loss is due to lack of revenues to offset our general and administrative expenses related to the creation and organization of our business.

Given our lack of operating history, and due to the fact that, to date, we have had no revenues, our independent auditor has included a note in our November 30, 2014 financial statements raising substantial doubt about our ability to continue as a going concern.

Summary of the Offering

Securities Offered	Minimum 2,000,000 to maximum 4,000,000 shares of our common stock, par value $0.001

Shares Outstanding Before the Offering	5,000,000

Shares Outstanding After the Offering if all of the Shares are Sold	9,000,000

Offering Price per Share, Fixed	$0.015

Market for common stock.	Our common stock is not traded or quoted for trading on any exchange or over-the-counter market. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker apply for our common stock to be eligible to be quoted for trading on the OTC Bulletin Board. If our application is approved, there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of shares under this prospectus may find it difficult to resell them when they are eligible for public resale.

Use of Proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.

Net Proceeds to Us	$30,000 assuming the minimum number of shares is sold. $60,000 assuming the maximum number of shares is sold.

Offering Period	The shares are being offered for a period not to exceed 270 days.

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to offer fashion apparel and accessories manufactured in Asia that is trendy in North America to retail customers in South America. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

We have no plans or intentions to be acquired or to merge with an operating company, nor does our stockholder, have plans to enter into a change of control or similar transaction or to change our management.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Readers should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to invest in shares of our common stock. This prospectus contains forward-looking statements that involve risks and uncertainties. If any of these risks or uncertainties occur, our business, financial condition or results of operations could be materially adversely affected. The trading price of our common stock, if and when the stock is ever quoted for trading, may decline due to any of these risks and an investor may lose all or part of his or her investment.

Risk Factors Relating to the Company

We have no operating history on which potential investors may evaluate our operations and prospects for profitable operations and we face a high risk of business failure.

As a company in the early stage of development with an unproven business strategy and no operating history, it may be difficult for a potential investor to base an evaluation on us and our prospects. Since inception on August 16, 2012, we have been primarily involved in organizational activities such as developing our business plan and obtaining financing. We have not earned any revenues and have never achieved profitability as of the date of this prospectus. Potential investors should be aware of the problems typically encountered by new businesses and the high rate of failure of such enterprises. Potential problems include limited capital resources, uncertain market acceptance, and the inability to respond effectively to competitive developments and to attract, retain and motivate qualified employees. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

We have yet to earn revenue from our business and, because our ability to sustain our future operations is dependent on our ability to raise financing, our independent auditors believe that there is substantial doubt regarding our ability to continue as a going concern.

We have accrued net losses of $5,990 for the period from our inception on August 16, 2012 to November 30, 2014, and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our business. These factors have caused our independent auditors to express the opinion that there is substantial doubt that we will be able to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our auditors' comments when determining if an investment in the Company is suitable for you.

We may require additional financing to sustain our future operations and without it we may not be able to continue operations.

We currently have no committed sources of additional capital and we may not be able to obtain financing when required. We intend to fund our operations and capital expenditures from limited cash flow from our cash on hand and the net proceeds from the private placement. If the actual costs of our business significantly exceed our estimates, our existing and committed funds may be insufficient. We expect that we will need to raise additional funds in the future in order to complete our full business plan and to maintain operations, pursue business opportunities, such as expansion, acquisitions of complementary businesses or the development of new products or services, to react to unforeseen difficulties or to respond to competitive pressures. Obtaining additional financing would be subject to a number of factors beyond our control, including the results from our sales efforts and additional costs and expenses that may exceed our current estimates. We cannot assure you that any financing arrangements will be available on acceptable terms. We may not be able to fund our expansion, successfully promote our products, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business and the value of our shares.

We may incur significant costs to be a public company to ensure compliance with U.S. corporate governance and accounting requirements and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to cause some activities to be more time consuming and costly. We may not be able to cover these costs from our operations and may need to raise or borrow additional funds. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company, which will negatively affect our business operations.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 31 before that time, we would cease to be an “emerging growth company” as of the following May 31.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our officer, director and principal stockholders control our business and may make decisions that are not in the best interests of minority stockholders.

Our officer, director and principal stockholders own approximately 100% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters submitted to the stockholders for approval, including election of directors, amendment of charter documents, mergers, consolidations, and the sale of all or substantially all of our assets.  The interests of our officers, directors and principal stockholders may differ from the interests of the other stockholders and thus may result in corporate decisions that are disadvantageous to other stockholders.

Our management has no experience in the sale of apparel and accessories, online or otherwise, and therefore we may make mistakes that could cause our business to fail.

Although Ronald Guillermo, our sole executive officer and director, has experience in marketing and sales, he has no formal training in the sourcing and sale of in-fashion apparel and accessories established by North Americans, online or otherwise. With no direct training or experience in these areas, our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard managerial approaches online retail companies commonly use. Our operations, earnings, and ultimate financial success could suffer irreparable harm as a consequence.

Our current executive officer/director has other business interests. He may not be able or willing to devote a sufficient amount of time to our business operations and therefore may cause our business to fail.

Ronald Guillermo, our sole executive officer and director, currently devotes less than 20 hours per week providing management services to us. As a result, our operations may be sporadic and occur at times which are not convenient to Mr. Guillermo. While Mr. Guillermo presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The limited ability of our officer/director to devote time and effort to our operations may have a negative effect on us and our ability to implement our plan of operations currently and in the future. This could negatively impact the development of our business.

We plan to grow rapidly, which may place strains on our management team and other company resources to implement more sophisticated managerial, operation and financial systems, procedures ad controls and to train and manage the personnel necessary to implement those functions.

Our inability to manage our growth could impede our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies, which would have a negative impact on our business.

Our success depends to a significant degree upon our ability to attract, retain and motivate highly skilled and qualified personnel.

Competition for employees can be intense in the fashion and apparel industry and the process of locating key personnel with the right combination of skills is often lengthy. Failure to attract and retain the necessary technical personnel, sales and marketing personnel and other skilled management could significantly delay or prevent the achievement of our business goals. If we fail to attract, train and retain a sufficient number of these highly qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.

Our future operations will depend on fashion trends. If our products are not fashionable, our business could be adversely affected.

The novelty and the style of the apparel and accessories that will be offered are important to our success and competitive position, and the inability to offer such trendy products to our customers could harm our business. We cannot be certain that certain styles will continue to be fashionable. Should the trend steer away from our offered apparel and accessories, sales could decrease and our business could be adversely affected. In addition, there are no assurances that the future products we anticipate to be fashionable will be so, and any unsuccessful choices could adversely affect our business.

Our future success depends on our ability to respond to changing consumer demands, identify and interpret fashion trends and successfully market new products.

The fashion and apparel industry is subject to rapidly changing consumer demands and fashion trends. Accordingly, we will be required to identify and interpret fashion trends and respond in a timely manner. Demand for and market acceptance of new products are uncertain and achieving market acceptance for new products generally requires substantial marketing efforts and expenditures. If we are unable to meet changing consumer demands and offer successful styles in the future, our growth and profitability will be negatively impacted. We intend to make decisions about products to offer and marketing initiatives months before consumer acceptance can be determined. If we fail to anticipate, identify or react appropriately to changes in styles and trends or are not successful in marketing new products, we could experience excess inventories, higher than normal markdowns or an inability to profitably sell our products. Because of these risks, companies in the fashion and apparel industry may experience periods of rapid growth in revenues and earnings and thereafter periods of declining sales and losses, which may result in companies in these industries ceasing to do business. Similarly, these risks could have a severe negative effect on the results of our future operations or financial condition.

We may experience seasonal and quarterly fluctuations in demand for our products.

Our quarterly results may fluctuate as a result of the weather, timing of holidays or larger shipments of products, market acceptance of our products, pricing and presentation of the products offered and sold, the hiring and training of additional personnel, the timing of inventory write downs, the cost of materials, the incurrence of other operating costs and other factors beyond our ability to control, such as general economic conditions and the actions of competitors. Accordingly, the results of operations in any quarter will not necessarily be indicative of the results that may be achieved for a full fiscal year or any future quarter.

Competition in the fashion industry is strong.

The fashionable apparel and accessory industry is highly competitive and barriers to entry are low. Our competitors may include specialty companies as well as companies with diversified product lines. The substantial growth in the sales of fashionable apparel has encouraged the entry of many new competitors and increased competition from established companies. Our competitors may have significantly greater financial, technological, marketing and distribution resources than we may. Their greater capabilities in these areas could enable them to better withstand periodic downturns in the fashion and apparel industry, compete more effectively on the basis of price and production and offer new products more quickly. In addition, new companies may enter the markets in which we will be competing in, further increasing competition in the fashion and apparel industry. We believe that our ability to compete successfully will depend on a number of factors, including the strength of our licensors’ brand names, effective advertising and marketing, fashionable styling, high quality and value products. Increased competition is a factor beyond our ability to control or predict and it may not allow our company to compete successfully in the future. This may result in price reductions, reduced profit margins, loss of market share and an inability to generate sufficient cash flows to maintain or expand our development and marketing of products, which would adversely impact the trading price of our common shares.

The content of our website could expose us to various kinds of liability, which, if prosecuted successfully, could negatively impact our business.

Various claims have been brought, and sometimes successfully prosecuted, against Internet content distributors.  We could be exposed to liability with respect to the unauthorized duplication of content or unauthorized use of other parties’ proprietary technology.   Any imposition of liability that is not covered by insurance, or is in excess of insurance coverage, could materially adversely affect our financial condition and results of operations. Any claim of infringement, with or without merit, could be time consuming, result in costly litigation or require us to enter into royalty or licensing agreements.  Such royalty or licensing agreements might not be available on terms acceptable to us, or at all.  As a result, any such claim of infringement against us could have a material adverse effect upon our business, financial condition, results of operations and cash flows.

Our online, offline and other marketing initiatives may not be successful and this could have a material adverse effect on our business, financial condition or results of operations.

Our success depends on our ability to attract customers on cost-effective terms. We intend to develop relationships with online services, search engines, and other web sites and e-commerce businesses to provide other links to direct customers to our web site. Such services are expensive and may not result in the cost effective acquisition of customers.  We are relying on the offline and online marketing initiatives as a source of traffic to our Website and new customers. If these initiatives are not successful, our business, financial condition and results of operations will be adversely affected.

International manufacturing and purchasing operations are subject to the risks of doing business abroad, which could affect our ability to obtain products from foreign suppliers or control the costs of our products.

Substantially most of our revenue will derive from sales of apparel and associated accessories manufactured in foreign countries, with most manufactured in China. Foreign manufacturing and purchasing is subject to a number of risks, including:

- political and social unrest;
- changing economic conditions;
- currency exchange rate fluctuations;
- international political tension and terrorism;
- work stoppages;
- electrical shortages;
- transportation delays;
- loss or damage to products in transit;
- expropriation;
- nationalization;
- the imposition of tariffs and trade duties both international and domestically;
- import and export controls and other non-tariff barriers;
- exposure to different legal standards (particularly with respect to intellectual property);
- compliance with foreign laws; and
- changes in domestic and foreign governmental policies.

In particular, because most of our products are manufactured and purchased in China, adverse change in trade or political relations with China or political instability in China would severely interfere with the manufacture of our products and would materially adversely affect our operations. Foreign manufacturers, especially in China may be more susceptible to electrical shortages than U.S. manufacturers, which may cause them, in some cases, to shut down production at least one day a week. These electrical shortages may extend the production time necessary to produce our orders, and there may be circumstances in the future where we may have to incur premium freight charges to expedite product to our customers. If we incur a significant amount of premium charges to airfreight product for our customers, our gross profit will be negatively affected if we are unable to collect those charges.

In addition, if we, or our foreign manufacturers, violate United States or foreign laws or regulations, we may be subject to extra duties, significant monetary penalties, the seizure and the forfeiture of the products we are attempting to import or the loss of our import privileges. Possible violations of United States or foreign laws or regulations could include inadequate record keeping of our imported products, misstatements or errors as to the origin, quota category, classification, marketing or valuation of our imported products, fraudulent visas or labor violations. The effects of these factors could render our conduct of business in a particular country undesirable or impractical and have a negative impact on our operating results.

Foreign currency fluctuations could adversely affect our profitability.

We intend to sell our products in U.S. dollars. However, we plan to source the vast majority of our products overseas and the cost of these products may be affected by changes in the value of the relevant currencies. Changes in currency exchange rates may also affect the relative prices at which we and foreign competitors sell products in the same market. There can be no assurance that foreign currency fluctuations will not have a material adverse impact on our business, financial condition and results of operations.

Risk Factors Relating to the Internet Industry

Customers may be unwilling to use the Internet to engage in financial transactions.

Our long-term future depends heavily upon the general public’s willingness to use the Internet as a marketplace. E-commerce remains a relatively new concept and large numbers of customers may not begin or continue to use the Internet for financial transactions. The demand for and acceptance of products sold over the Internet are highly uncertain and most e-commerce businesses have a short track record. Concerns about the security and privacy of transactions over the Internet could inhibit the growth of the Internet and e-commerce. If consumers are unwilling to use the Internet to conduct business, our business may not develop profitably.

The security risks or perception of risks of e-commerce may discourage customers from purchasing goods from us.

In order for the e-commerce market to develop successfully, we and other market participants must be able to transmit confidential information securely over public networks. Third parties may have the technology or know-how to breach the security of customer transaction data. Any breach could cause customers to lose confidence in the security of our Website and choose not to purchase from us.

We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information such as customer credit card numbers. We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms that we will use to protect customer transaction data. If any such compromise of our security were to occur, it could harm our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. We cannot assure you that our security measures will prevent security breaches or that failure to prevent such security breaches will not harm our business, prospects, financial condition and results of operations.

We may be liable if third parties misappropriate our customers’ personal information.

If third parties are able to penetrate our network security or otherwise misappropriate our customers’ personal information or credit card information, or if we give third parties improper access to our customers’ personal information or credit card information, we could be subject to liability. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. This liability could also include claims for other misuses of personal information, including unauthorized marketing purposes. These claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government agencies investigate our privacy practices.

System and online security failures could harm our business and operating results.

Our services will depend on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our Internet host provider does not guarantee that our Internet access will be uninterrupted, error-free or secure. Our servers are also vulnerable to computer viruses, physical, electrical or electronic break-ins and similar disruptions. Any substantial interruptions could result in the loss of data and could completely impair our ability to generate revenues from our service. We do not presently have a full disaster recovery plan in effect to cover the loss of all facilities and equipment. We have business interruption insurance; however, we cannot be certain that our coverage will be sufficient to compensate us for losses that may occur as a result of business interruptions.

If we do not respond to rapid technological changes, our services could become obsolete and we could lose customers.

To remain competitive, we will need to continually enhance and improve the functionality and features of our e-commerce businesses. We may face material delays in introducing new services, products and enhancements. If this happens, our customers may forgo the use of our Website and use those of our competitors. The Internet and the online commerce industry are rapidly changing. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing website and our technology and systems may become obsolete. Our failure to respond to technological change or to adequately maintain, upgrade and develop our computer network and the systems used to process customers’ orders and payments could harm our business, prospects, financial condition and results of operations.

Existing or future government regulation could harm our business, results of operation and financial condition.

We are subject to the same federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. For example, United States and foreign laws regulate our ability to use customer information and to develop, buy and sell mailing lists. The vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised thereby. Those laws that do reference the Internet are only beginning to be interpreted by the courts and their applicability and reach are therefore uncertain. These current and future laws and regulations could harm our business, results of operation and financial condition.

Risk Factors Relating To Our Common Stock

If we deem it advisable to raise capital through equity or convertible debt financings, the then current stockholders will experience dilution and may be placed in a junior position with respect to more senior rights, preferences or privileges granted to new stockholders.

We are currently suffering operating losses. Unless we achieve and maintain profitability, we will need to raise additional capital. If we issue additional equity or convertible debt securities to raise funds, the ownership percentage of our then existing stockholders will be reduced. Also, new equity or convertible debt investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.

Given our continued need for additional capital, our stock involves a high degree of risk, and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of our stock is currently unsuitable for a person who cannot afford to lose his entire investment.

If we choose to raise additional funds through the issuance of equity securities, you may experience significant dilution of your ownership interest, and holders of the additional equity securities may have rights senior to those of the holders of our common stock.

We do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition, and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our common stock price is likely to be highly volatile, which may subject us to securities litigation thereby diverting our resources which may have a materially adverse affect on our profitability and results of operations.

The market price for our common stock is likely to be highly volatile.  The following factors will add to our common stock price’s volatility:

-	actual or anticipated variations in our quarterly operating results;
-	announcements by us of acquisitions;
-	additions or departures of our key personnel; and
-	sales of our common stock

Many of these factors are beyond our ability to control. These factors may decrease the market price of our common stock, regardless of our operating performance.  In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

If we become a reporting issuer under the Exchange Act, we may lose this status and thereby jeopardize our ability to have our securities traded by broker-dealers regulated by FINRA.

As of the date of this prospectus, we have not been subject to the periodic filing and reporting requirements of the Exchange Act. We expect to become a reporting issuer under the Exchange Act and to thereby become subject to these requirements, approximately upon the effectiveness of the registration of the shares as contemplated in this prospectus. We do not have experience as a reporting issuer, however, and may encounter difficulties meeting the various obligations imposed on us by the reporting system. If we become a reporting issuer, we will be required to maintain this status in order to be traded by broker-dealers regulated by FINRA. If we fail to continue to be a reporting issuer, management may encounter difficulty in maintaining or expanding a trading market in the near term, if at all, and stockholders may not be able to sell their shares in the public market.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

A stable market for our common stock may never develop or, if it should develop, be sustained and therefore you may be unable to liquidate your investment in our stock.

Our common stock is not quoted on any exchange. Even though management's strategy is to develop a public market for our common stock by soliciting broker-dealers to become market makers of the stock, a stable market for our common stock may never develop or, if it should develop, be sustained. If a stable market for our common stock cannot be developed or sustained, investors may not be able to sell their securities and may suffer a loss of their investment. It should be assumed that the market for our common stock would be highly illiquid, sporadic and volatile. Our stock should not be purchased by anyone who cannot afford to lose his entire investment.

You may face significant restrictions on the resale of your shares due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Should our stock become quoted on the OTC Bulletin Board or the OTC markets, if we fail to remain current on our reporting requirements, we cold be removed from the OTCBB or OTC markets which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies quoted on the Over-The-Counter Bulletin Board (OTCBB) or the OTC Markets (QB Marketplace Tier), such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB or the OTC.QB. If we fail to remain current on our reporting requirements, we could be removed from the OTCBB or the OTC.QB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-quoted on the OTCBB/OTC.QB, which may have an adverse material effect on our Company.

Once publicly trading, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the following:

-	that a broker or dealer approve a person’s account for transactions in penny stocks; and
-	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must do the following:

-	obtain financial information and investment experience objectives of the person; and
-	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

-	sets forth the basis on which the broker or dealer made the suitability determination; and
-	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our securities and cause a decline in the market value of our securities.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things: our projected sales and profitability, our growth strategies, anticipated trends in our industry, our ability to obtain and retain sufficient capital for future operations, and our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” as well as throughout this Prospectus in general. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus in general. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “intend”, “seek”, “estimate”, “predict”, “potential”, “should” and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Our offering is being made on a self-underwritten $30,000 minimum, $60,000 maximum basis. The table below sets forth the use of proceeds if $30,000, $45,000 or $60,000 of the offering is sold.

$30,000	$45,000	$60,000

Gross proceeds Offering expenses Net proceeds	$ $ $	30,000 0 30,000	$ $ $	45,000 0 45,000	$ $ $	60,000 0 60,000

 The net proceeds will be used as follows:

Legal and Professional fees Website development Database Marketing and advertising Establishing an office Salaries Filing Fees with Local Regulatory Agencies Travel Working capital	$ $ $ $ $ $ $ $ $	5,000 5,000 2,000 2,000 1,000 0 1,500 5,000 8,500	$ $ $ $ $ $ $ $ $	5,000 5,000 2,500 5,000 2,500 0 1,500 10,000 13,500	$ $ $ $ $ $ $ $ $	5,000 7,000 5,000 5,000 3,000 10,000 1,500 10,000 13,500

All of the estimated expenses of the offering have been paid out of the funds received by the initial investment of our sole officer and director for the purchase of our restricted common stock.

We believe that if we raise the minimum amount from our public offering we will be able to remain in compliance with our reporting requirements for the next twelve months and begin operations. Legal fees are for the review of our periodic reports; accounting fees are estimated for three reviews of our financial statements and an audit. Consulting fees are for a consultant to prepare our periodic reports and advise us on compliance matters and the transfer agent fees consist of establishing initial set-up fees and the printing of the corporate share certificates.

We will be able to begin operations with the minimum funds described above.  By raising additional amounts, we will have the ability to develop a more sophisticated website; a stronger marketing and advertising campaign; and, provide for additional working capital.

We will spend between $5,000 and $7,000 for the preparation of our website which includes the design, cost of content creation, and links to and from our website. The more funds that we are able to allocate to the creation of our website will provide for a more sophisticated site with multiple tabs, pages and enhanced features. Additionally, more funds will allow for regular updates and maintenance to be done by our hosting provider.

We intend to develop and maintain a database of suppliers and customers. The estimated cost to develop and maintain the database is between $2,000 and $5,000.

Marketing and advertising will be focused on promoting our products to the public.  We also intend to print sales material for distribution in newspapers and magazines. The cost of developing the campaign is estimated to cost between $2,000 and $5,000.  If we raise the minimum, we will plan to concentrate more on advertising through newspapers, flyers, and other physical printed mediums. We will allocate more funds to online advertising as well as printed material if the maximum dollar amount is raised in the offering. Refer to the “Marketing” subsection of the “Description of Business” section for a detailed description of our marketing and advertising outline.

We plan to use Mr. Guillermo’s home initially as our office on a rent free basis. If we raise only the minimum, we intend to purchase a computer and set up communication lines in Mr. Guillermo’s home to facilitate sales. If we raise the maximum in our offering we will establish an office on a commercial property.

As a foreign corporation conducting business in Panama, we will be require to file the following documentation at the Public Registry Office:

  A notarized Spanish translation of the Articles of Incorporation;
  Board of Directors minutes authorizing the Panamanian registration;
  Copies of the most recent financial statements;
  A certificate from a Panamanian Consul confirming that the Company is organized according to the law of its place of incorporation; and
  Notification of the transfer of capital to the Panamanian operation.

Regardless if we raise the minimum or the maximum from our offering, we will spend $1,500 from the proceeds of the offering to file the aforementioned documents with the Public Registry Office of Panama so we are able to comply with the regulations of the country in which we are operating in.

Working capital is the cost related to operating our office.  It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $60,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.

Among the factors considered were:

- Our lack of operating history;
- the proceeds to be raised by the offering;
- the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder, and
- our relative cash requirements.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share.

Common Stock

As of the date hereof, 5,000,000 shares of common stock are issued and outstanding, all of which are held by Ronald Guillermo, our sole executive officer and director.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Holders

Prior to this Offering, we have one (1) shareholder, Ronald Guillermo, holding 5,000,000 shares of our issued and outstanding common stock.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our Board of Directors.

Transfer Agent

The name, address and telephone number of our transfer agent is as follows:

Empire Stock Transfer Inc.

2470 Street Rose, Parkway, Suite 304

Henderson  NV  89074

Tel: 702-818-5898

DESCRIPTION OF BUSINESS

In General

Skoda Ventures, Inc. was incorporated on August 16, 2012 under the laws of the State of Nevada. Our fiscal year end is May 31. Our principal executive office is located at Casa 5183-B Calle Parson, Diablo, Ancon, Panama City, Republic of Panama and our telephone number is (507) 6725-8263.

We are a developmental stage company with plans to become a Panama-based online fashion retail outlet. We seek to expose the up to date North American fashion trends and provide the apparel and related accessories that are currently not available to consumers in Latin America. While revenue will derive from the sales of these products that will fall into the moderate to premium-priced categories of the fashion and apparel industry, operations online will allow us to avoid the fixed costs of brick-and-mortar establishments. We believe that this distribution strategy will distinguish us from other fashion retail companies. Initially we will focus on targeting the women’s young adult market and once gross margins can allow for expansion, we intend on targeting the men’s young adult market as well. Our prospective buyers may seek a larger selection of products than what is available in Latin America.

We have no intentions to change our planned business activities or to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and we are not aware of any events or circumstances that might cause these plans to change.

To date our operations have been limited to organizational activities, and we will not start operations until our website is completed.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Following this offering, we will continue to be an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”).

We also qualify as a “smaller reporting company” under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, which is defined as a company with a public equity float of less than $75 million. To the extent that we remain a smaller reporting company at such time as are no longer an emerging growth company, we will still have reduced disclosure requirements for our public filings some of which are similar to those of an emerging growth company including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

Under U.S. federal securities legislation, our common stock will be “penny stock.” Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Industry Overview

Online retail is an exponentially growing industry. According to research conducted by Forrester Research Inc., 192 million U.S. consumers will shop online in 2016, up 15% from 167 million in 2012. By analyzing trends in the monthly retail sales figures released by the U.S. Census Department, Forrester Research Inc. projects that in 2016 online shoppers in the United States will spend $327 billion, which is up 45% from $226 billion in 2012 and 62% from $202 billion in 2011. In 2016, online retail will account for 9% of total retail sales, up from 7% in both 2011 and 2012, according to the report “U.S. Online Retail Forecast, 2011 to 2016” released by Forrester analyst Sucharita Mulpuru. This figure represents a compound annual growth rate of 10.1% over the five- year forecast period.

The major factor in driving e-commerce growth is that each shopper will spend more on average, the report says U.S. consumers will each spend an average of $1738 online in 2016, up 44% from $1207 in 2012. Many consumers will prefer the web over brick-and mortar retailers largely in part because of online deals. The report states that 70% of holiday shoppers last year said they made purchases online rather than in stores because online retailers offered better deals. Other factors contributing to the growth of e-commerce include aggressive merchandising and discounting from flash sale and daily deal retailers and more online loyalty programs including shipping clubs such as Amazon Prime that offer free two-day shipping for a $79 annual fee. According to Forrester, 12% of online shoppers belonged to such programs in 2011, up from 9% in 2010. 61% of consumers who belonged to such a program last year said they bought from the retailer that operated the program. The increasing popularity of smart phones and tablet computers among consumers is another factor that largely contributes to the growth of online retail. These technological devices lead consumers to spend more time online and encourage shoppers to purchase more products on impulse.

As a direct alternative to conventional brick-and-mortar retailers, online retailers are able to save on the fixed costs usually associated with brick-and-mortar retailers and offer products at more competitive prices. Online retailers are progressively performing better as it is more cost effective and feasible for them to improve their websites and services. Websites can integrate rich selling tools such as zoom, color swatching, and configurations, as well as provide broader payment options and subscription plans for their buyers.

Our Products

The Company’s principal business activity is to create a website offering apparel and accessories that will support our objective of exposing North American fashion trends to consumers in Latin America. To start we will only sell women’s products and after we begin to generate enough revenues to sustain our business and can afford to develop our operations futher, we will offer products for men as well. We intend to offer a broad range of fashionable apparel and related accessories for all occasions. These products will be suitable for environments including, but not limited to the beach, work, formal and casual parties. The selection and availability of our products will be determined by the North American marketplace. Skoda will keep up to date with the latest global fashion trends including those from Europe and Asia as they heavily influence trends in North America and we all plan to compile statistics on what products are popular with specific markets respective to their geographic locations and during which seasons. Once the website it fully operational and we begin to generate revenues, we plan to conduct research in order to expand our operations and reach out to a larger customer base.

Website Content, Design and Features

The homepage of our website will show a rotation of large, high-resolution photos of different trending outfits suitable for a variety of occasions. To allow customers to navigate the website without difficulty, we will provide links to each category of apparel as well as discounted merchandise. Customers will be able to filter the apparel in each category by popularity, price, size, color and “what’s new” .

Success in today’s e-commerce world includes addressing the needs of mobile device users. We plan to engineer our Website to ensure compatibility with mobile devices including smart phones and tablets like the iPad. Our prospective customers will only need access to a device such as a computer, tablet, or smart phone as well as the Internet to gain access to our online store. Furthermore, the website will give customers the ability to create a personalized account that will allow them to save and share products they like on social networking sites such as Facebook, Twitter, Instagram, and Pinterest.

Our Strengths

We believe that the principal competitive factors in our market include brand recognition, product variety, product availability, product quality, customer service, relationships with wholesale manufacturers, website design, website accessibility, website features.

We intend to price our products comparably to our competitors. However, we are aiming to offer new products not available at traditional retail institutions in Latin America and therefore may be able to price our prospective products higher than our competitors. We are positioning ourselves to fashion-savvy consumers ranging between the ages ages 15 to 30 in Latin America that are seeking to keep up with the latest styles from the runway for a reasonable price. These consumers are looking to stray from the norm of Latin American trends and instead stay on the cutting edge of North American and European fashion.

Skoda Ventures, Inc. is a start-up company without brand recognition. We intend to create and build our brand through providing a wide-range of fashionable products, ensuring that we complete orders in a timely manner and eliminating low inventory rates. We believe we can achieve this by employing qualified personnel to implement our operational strategy.

We believe that a high level of customer service and support is critical in ensuring that our website can be a viable alternative to other retail outlets. We will need to provide efficiency and consistency to customers and by offering a high level of customer service and support, we will be able to differentiate ourselves from other online retailers of fashion apparel and maximize customer acquisition and retention efforts.  Our customer service effort will start with our website, which will be designed to provide an easy-to-navigate and intuitive shopping experience.  A well-organized help center will be available on the Website and will be designed to answer common customers’ most frequently asked questions.  For customers who prefer e-mail or telephone assistance, a customer service representative will be available seven days a week to provide assistance. To ensure that customers are satisfied with their shopping experience, all items will be eligible for an exchange, credit or refund within 30 days of the date of sale given the merchandise is returned unworn with original tags intact.

Marketing

The goal of our marketing strategy is to build brand recognition, build strong customer loyalty, increase customer traffic, maximize reorders, and develop incremental revenue opportunities.  Our integrated marketing program will include direct mail, print advertising, e-mail campaigns, online marketing and social media strategy. We believe this program will help us to acquire new customers and encourage our future customers to reorder.

Online retail success can be attributed to the ease of being found online and an increased frequency of visitor traffic to the website. We expect to gain market share and become a heavily trafficked e-commerce site in the fashion apparel industry by using a broad array of online marketing strategies, including banner advertising, pay-per-click advertising, 'link backs' and on page-off page optimization. As part our online marketing strategy, we intend to make our brand available to Internet consumers by using targeted keywords and achieving prominent placement on the top search engines and search engine networks, including Google and Yahoo. We also intend to optimize each page of our Website so that it can be found by search engines and search engine networks. Search Engine Optimization strategy begins by researching popular keywords that potential customers will use to search for a product on the Internet. In the context of our business, we intend to incorporate keywords in our product descriptions on each page of our Website.

For our target market, we believe social media tools are critically important to building our brand and community. As social media platforms (e.g. Facebook, Twitter, Pinterest) mature past their college roots, consumers and businesses have embraced them and these platforms have become vital tools to connect consumers and promote product purchases. Our social media strategy will include videos, talk-backs with experts in the fashion industry, contests, coupons, special offers, give-aways, health and beauty tips, and e-book distribution among other things. We intend to select and place advertising on specific social media platforms that will be effective in reaching our target audience.

Furthermore, we plan to become a member of the LinkShare Network, which is an affiliate program with merchant clients and affiliate websites.  This network is designed to develop and build a long-term, branded affiliate program in order to increase online sales and establish an Internet presence.  The LinkShare Network will enable us to establish link arrangements with other websites, as well as with portals and search engines.

Competition

The fashion industry is highly competitive on a worldwide basis. The intense competition and the rapid changes in technology and consumer preferences in the markets for fashion apparel and accessories constitute significant risk factors in our operations. Our competition for customers comes from a variety of sources, including existing brick-and-mortar retailers that are using the Internet to expand their channels of distribution, traditional retailers and established mail-order and online retailers of fashion apparel and related accessories. Moreover, we expect additional competitors to emerge in the future.

We compete with a significant number of other fashion apparel retailers, many of whom have the following advantage(s) over us:

-	longer operating histories
-	significantly greater financial resources
-	more comprehensive product lines
-	longer-standing relationships with manufacturers and suppliers
-	greater distribution capabilities
-	greater brand recognition and loyalty

Some of our current or potential competitors include the following:

-	Online merchants such as Forever21.com, HM.com, UrbanOutfitters.com, Aritzia.com, eBay.com and Amazon.com.
-	Big box apparel retailers such as Macy’s, Nordstrom, Zara, who are among the dominant players, plus hundreds of smaller brick-and-mortar stores.
-	Manufacturers of fashion apparel and related accessories that operate their own online sites and who supply specialty apparel stores and chains with the same products.

Intellectual Property and Agreements

We currently have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

We will rely on technologies that will be licensed from third parties.  These licenses may not continue to be available to us on commercially reasonable terms in the future, if at all.  As a result, we may be required to obtain substitute technology of lower quality and/or greater cost, which could materially adversely affect our business, financial condition, results of operations and cash flows.

Employees

As of the date of this prospectus, we have no employees other than Ronald Guillermo, our sole executive officer and director. We do not intend any material change in the number of employees over the next 12 months. We are conducting and intend to conduct our business largely through consultants on a contract basis.

DESCRIPTION OF PROPERTY

Functioning as an executive and head office, the Company operates out of space located at Casa 5183-B Calle Parson, Diablo, Ancon, Panama City, Republic of Panama. The office is being provided free of charge by our sole director, principal executive officer and principal financial officer, as an accommodation to the Company.

LEGAL PROCEEDINGS

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. We are party to claims and litigation that arise in the normal course of business. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a resident agent in the State of Nevada. Our resident agent for this purpose is Empire Stock Transfer of 2470 Saint Rose Pkwy, Suite 304, Henderson, Nevada 89074. All legal process and any demand or notice authorized by law to be served upon us may be served upon our resident agent in the manner provided in NRS 14.020(2).

MARKET FOR COMMON EQUITY AND RELATED MATTTERS

Market Information

There is presently no established public trading market for our shares of common stock. We intend to seek the creation of such a market by contacting an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, a quotation medium administered by FINRA, upon the registration statement of which this prospectus forms a part becomes effective.  Only market makers can apply to quote securities on the OTC Bulletin Board. We have had preliminary discussions with an authorized OTC Bulletin Board market maker with the intent of entering into an agreement for sponsorship of our common stock for quotation on the OTC Bulletin Board. If we are able to engage a market maker, we anticipate that it will take approximately two months following submission of the application to FINRA for our securities to be quoted on the OTC Bulletin Board. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Markets or, if traded, that a public market will materialize.

Our common stock is considered a “penny stock”. Penny stocks are generally equity securities with a price of less than $5 per share, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. The penny stock rules require a broker-dealer, before a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and ventures available to the customer with respect to a violation of such duties or other requirements of securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for  penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and  format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, before effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, before a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, it may be difficult or impossible for stockholders to sell those securities.

Equity Compensation Plan

We have no compensation plans under which our equity securities are authorized for issuance.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

Since inception we have not paid dividends on our common stock and currently do not anticipate paying any dividends in the foreseeable future on our common stock, when issued pursuant to this offering. The declaration and payment of dividends is at the discretion of our Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, our earnings, capital requirements, restrictions in loan agreements, if any, and other factors which our Board of Directors may deem relevant.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Transfer Agent

The name, address and telephone number of our transfer agent is as follows:

Empire Stock Transfer Inc.

2470 Street Rose, Parkway, Suite 304

Henderson  NV  89074

Tel: 702-818-5898

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of November 30, 2014 the net tangible book value of our shares of common stock was approximately $(990) or approximately $(0.000198) per share based upon 5,000,000 shares outstanding.

If 4,000,000 Shares Are Sold:

Upon completion of this offering, in the event all 4,000,000 of the shares are sold, the net tangible book value of the 9,000,000 shares (5,000,000 shares outstanding prior to this offering plus 4,000,000 shares from this offering) to be outstanding will be $59,010 (current net tangible book value of approximately $(990) plus the net proceeds from this offering of $60,000) or approximately $0.0066 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.00656 per share to $0.00676 per share without any additional investment on his part. You will incur a dilution from $0.015 per share to $0.00676 per share.

After completion of this offering, if 4,000,000 shares are sold, you will own approximately 44.00% of the total number of shares then outstanding for which you will have made cash investment of $60,000, or $0.015 per share. Our existing stockholder will own approximately 56.00% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or approximately $0.001 per share.

If 3,000,000 Shares Are Sold:

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 8,000,000 shares (5,000,000 shares outstanding prior to this offering plus 3,000,000 shares from this offering) to be outstanding will be $44,010 (current net tangible book value of approximately $(990) plus the net proceeds from this offering of $45,000), or approximately $0.0063 per share. The net tangible book value of the shares held by our existing stockholder will increase by $0.0065 per share without any additional investment on his part. You will incur an immediate dilution from $0.015 per share to $0.0063 per share.

After completion of this offering, if 3,000,000 shares are sold, you will own approximately 37.5% of the total number of shares then outstanding for which you will have made cash investment of $45,000, or $0.015 per share. Our existing stockholder will own approximately 62.5% of the total number of shares then outstanding, for which he has made contributions of cash totaling $5,000 or approximately $0.001 per share.

If the 2,000,000 Shares Are Sold:

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 7,000,000 shares (5,000,000 shares outstanding prior to this offering plus 2,000,000 shares from this offering) to be outstanding will be $29,010 (current net tangible book value of approximately $(990) plus the net proceeds from this offering of $30,000), or approximately $0.0041 per share. The net tangible book value of the shares held by our existing stockholder will increase by $0.0043 per share. You will incur an immediate dilution from $0.015 per share to $0.0041 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.6% of the total number of shares then outstanding for which you will have made cash investment of $30,000, or $0.015 per share. Our existing stockholder will own approximately 71.4% of the total number of shares then outstanding, for which he has made contributions of cash totalling $5,000 or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.015	0.001
Net tangible book value per share before offering	$-0.000198	(0.000198)
Net tangible book value per share after offering	$0.0066	0.0065
Increase to present stockholder in net tangible book value per share		??
after offering	$0.00656	0.00675
Capital contributions	$60,000	5,000
Number of shares outstanding before the offering		5,000,000
Number of shares after offering assuming the sale of the maximum	9,000,000
number of shares		9,000,000
Percentage of ownership after offering	56%	56.00%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.015	0.015
Dilution per share	$0.00824	0.0085
Capital contributions	$60,000	60,000
Number of shares after offering held by public investors	4,000,000	4,000,000
Percentage of capital contributions by existing stockholder	6%	7.7%
Percentage of capital contributions by new investors	94%	92.3%
Percentage of ownership after offering	44%	44.00%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.015	0.015
Dilution per share	$0.0087	0.0095
Capital contributions	$45,000	45,000
Number of shares after offering held by public investors	3,000,000	3,000,000
Percentage of capital contributions by existing stockholder	18%	10%
Percentage of capital contributions by new investors	92%	90%
Percentage of ownership after offering	38%	37.5%

Purchasers of Shares in this Offering if the Minimum Number of Shares Sold

Price per share	$0.015	0.015
Dilution per share	$0.0109	0.011
Capital contributions	$30,000	30,000
Percentage of capital contributions by existing stockholder	12%	14%
Percentage of capital contributions by new investors	88%	86%
Number of shares after offering held by public investors	2,000,000	2,000,000
Percentage of ownership after offering	29%	28.6%

PLAN OF DISTRIBUTION

There is currently no market for any of our shares, and we cannot give any assurance that the shares offered will ever have a market value. If or when, a secondary market develops, there is still no assurance that you will be able to resell your shares at the offered price should it develop. A public market for our securities may not be sustained even if developed in the future.

We are offering 4,000,000 shares of common stock on a self-underwritten basis, 2,000,000 shares minimum, and 4,000,000 shares maximum basis. The offering price is fixed at $0.015 per share and will remain fixed at $0.015 throughout the offering. Funds from this offering will be placed in a separate bank account at the following bank: Banistmo on Ave. Aquilino De La Guardia and 47th Street, Bella Vista, Panama; the telephone number is 507-321-4722. The funds will be maintained in the separate bank account until we receive a minimum of $30,000 at which time we will remove those funds and use the same as set forth in the “Use of Proceeds” section of this prospectus.  This account is not an escrow, trust or similar account.  It is merely a separate non-interest bearing savings account under our control where we have segregated your funds.   Your subscription will only be deposited in a separate bank account under our name.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering.  Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.  As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately be used by us.

If we do not receive the minimum amount of $30,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without interest and without a deduction of any kind. We will return your funds to you in the form of a cashier’s check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $30,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

-	Extension of the offering period beyond 270 days;
-	Extension of the date by which we must sell the minimum number of shares;
-	Change in the use of proceeds;
-	Change in the offering price;
-	Change in the minimum sales requirement;
-	Change to allow sales to affiliates in order to meet the minimum sales requirement;
-	Change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

If any of the foregoing events occur, we will file a post-effective amendment to this registration statement, including updated disclosure and financial statements where necessary, and we will return at least contemporaneously with the filing of the post-effective amendment, all investor proceeds. We do not, however, plan on changing any of the aforementioned material terms of this offering.

We will sell the shares in this offering through Ronald Guillermo, our sole executive officer and director.  He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer.

The conditions are that:

-	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;
-	the person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
-	the person is not at the time of their participation, an associated person of a broker/dealer;
-	the person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Ronald Guillermo is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer.  He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Guillermo will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell the shares in this offering outside the United States to non-US residents. No shares of our common stock offered in this offering will be sold inside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $3,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for or purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.	Execute and deliver a subscription agreement.
2.	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to SKODA VENTURES, INC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements and involve risks and uncertainties.

Forward-looking statements are often identified by words such as “may”, “expect”, “anticipate”, “plan”, “believe”, “intend”, “seek”, “estimate”, “predict”, “potential”, “should” or the negative of such terms and other comparable terminology. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  Known and unknown risks, uncertainties, and other factors could cause our actual results and the timing of events to differ materially from those projected in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth under the “Risk Factors” section and elsewhere in this prospectus.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 31 before that time, we would cease to be an emerging growth company as of the following May 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of products to sell and secure clients to buy our products. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that once we begin operations we will stay in business after twelve months. If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, we will have limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will provide funds for our growth strategy.

Plan of Operation

Upon completion of our public offering, our primary goal is to profitably sell products on our website to consumers.  We intend to accomplish the foregoing by the following milestones:

1. Complete our public offering. We believe this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2. After completing the offering, if we raise more than the minimum, we will begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 30 days. Our president has agreed to allow us to use his office space rent-free if only the minimum is raised. In that case, we will spend $1,000 of the proceeds to purchase a computer and set up communication lines such as phone and internet to facilitate sales. If more than the minimum is raised between $2,500 and $3,000 will be spent on setting up an independent office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the “Use of Proceeds” section of this prospectus.

3. Once our office is established, which should be approximately 30 days after completing our offering, we intend to hire a web designer to begin development of the website. Locating a website designer and developing our website should take approximately 30- 90 days. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As we locate customers and as our customer database expands, we will have to be continually upgrading the website. This promotion will be ongoing through the life of our operations.

4. Approximately 90-120 days after completion of our public offering, we intend to promote our products through traditional sources such as direct mail, print advertising, e-mail campaigns, online marketing and social media. We believe that it will cost a minimum of $2,000 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote $5,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations.

5. Within 120-180 days from the initial launch of our marketing program, we believe that we will begin generating income from the sale of our products.

In summary, we should implement our business plan and expect to be selling to customers within 90-120 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

The above mentioned milestones and timelines will be dependent upon the availability of our sole officer and director. Ronald Guillermo is entirely responsible for our day-today operations. Establishing an office will take time as Mr. Guillermo will need to locate an appropriate facility which will be determined by the total amount raised in the offering; additionally, he will have to make arrangements for telephone and other communication lines to be established, and offices supplies will need to be procured. Once the office is fully operational, Mr. Guillermo can then turn his attention to retaining a web developer.

We anticipate that we will generate revenues as soon as we are able to offer products for sale on our website.  This will happen once we negotiate agreements with one or two suppliers of products and start advertising products on our website.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we do not have any plans to do anything else.

Results of Operations

From Inception on August 16, 2012 to November 30, 2014

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared the business plan included in this registration statement. Our net loss since inception is $5,990 comprised of filing, accounting, and consulting fees.  We have not started our proposed business operations and will not do so until we have completed this offering.

Since inception, we sold 5,000,000 shares of common stock to our sole executive officer and director for $5,000.

Liquidity and Capital Resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations. Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months.

On August 16, 2012, we issued 5,000,000 shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of November 30, 2014, our total assets were $4,430 consisting entirely of cash and our total liabilities were $5,420 comprised entirely of accounts and related party payables.

To meet our short term cash needs, we are offering on a 2,000,000 minimum, 4,000,000 maximum shares of common stock at $0.015 per share, through a public offering. If we raise the minimum amount from the offering, the net proceeds to us will be $30,000 which we believe will be enough to begin operations and sustain our cash needs for the next 12 months.

We believe that we will need an additional $25,000 per year after our initial 12 month period to maintain minimal operations. While this amount will be enough to support basic operations and compliance with regulatory agencies, it will not be enough to promote growth. If we are not able to generate revenue and operating profitably during that time, we may need to find alternative sources of cash, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations long term. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we begin to generate profits after that time, we will use the profits to further develop our business as indicated in our “Use of Proceeds” section. Additionally, we refer to the “Plan of Operations” section in this prospectus for additional information.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

Hillary CPA Group, LLC has served as our registered independent public accounting firm since inception in 2012. We have not had changes in or disagreements with our principal independent accountant on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our sole executive officer and director and his age and titles as of the date of this prospectus are as follows:

Name of Director	Age	Position
Ronald Guillermo	36	President, Treasurer, and Director

Mr. Guillermo’s current term as a director of the Company commenced on August 16, 2012 and runs until the next annual meeting of the stockholders, unless earlier terminated.

Biographical Information

Ronald Guillermo has been the founder of Sky Entertainment, an events management and promotional group that provides disc jockey and other event services across Latin America, since its inception in 2009. For the past ten years, he has been engaged in sales and management positions in the real estate and logistics industry. Mr. Guillermo was previously the operations manager for Oil Logistics Ltd Inc, responsible for overseeing the execution of import and export orders for buyers and wholesalers of oil and petroleum products in Central and South America and also maintained alliances with manufacturers and suppliers.

Mr. Guillermo attended Universidad Latina De Panama in Panama City, Panama studying law and political science for four years, but did not graduate with a degree.

Significant Employees

We have no significant employees other than Mr. Guillermo who is our sole executive officer and director. Mr. Guillermo is currently devoting 12 hours per week or 15% of his business time to Company affairs. Mr. Guillermo also acts in the capacity as our corporate secretary. Subject to the direction of the President, the Secretary is responsible for maintaining the minute book of the Company, its updating, and general corporate administrative duties of the Company. The Secretary is not considered a named executive officer as the position is strictly limited to administrative responsibilities. Mr. Guillermo is also serving as the principal accounting officer of the Company. Mr. Guillermo has considerable practical working experience with the production and analysis of financial statements as a result of his past and current business activities

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, Mr. Guillermo acts in those capacities as our sole director. Mr. Guillermo is our sole director and does not qualify as an “audit committee financial expert.” We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the exploration stage of our business operations, we believe that the services of an audit committee financial expert are not warranted at this time.

Role and Responsibilities of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada. The Board of Directors holds regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

The Board of Directors considers good corporate governance to be important to the effective operations of the Company. Our directors are elected at the annual meeting of the stockholders and serve until their successors are elected or appointed.  Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

We presently do not pay Ronald Guillermo, our sole executive officer and director any salary or consulting fees and do not anticipate paying him any compensation during the next 12 months in his capacity as an officer and director.

Family Relationships

No family relationship exists between any director, executive officer, or any person contemplated to become such.

Possible Potential Conflicts of Interest

Though Mr. Guillermo does not work with fashion retail companies other than ours, he may in the future. We currently do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Mr. Guillermo. We are unaware of any other potential conflicts of interest.

Involvement in Certain Legal Proceedings

None of our directors or executive officers have, during the past ten years:

-	had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years before that time;
-	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
-	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

-	been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended, or vacated;

-	been subject or a party to or any other disclosable event required by Regulation S-K.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our principal executive officer and director for his services rendered in all capacities to us for the period from our inception (August 16, 2012) through the fiscal period ended November 30, 2014.

Name and Principal Position	Fiscal Year	Salary or fees earned or paid in cash ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compen-sation ($)	Non- qualified deferred compen- sation earnings. ($)	All other compen-sation ($)	Total ($)
Ronald Guillermo Principal Executive Officer & Director	2013 2014 2015	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Other than as set forth in the table above, there has been no cash or non-cash compensation awarded to, earned by or paid to Ronald Guillermo, the Company’s sole executive officer and director during the periods set forth above.

Director Compensation

Currently, our sole director receives no compensation for his services on our Board.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Option/SAR Grants

We made no grants of stock options or stock appreciation rights to Ronald Guillermo during the period from our inception on August 16, 2012 through the period ending November 30, 2014.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Employment Agreements

Currently, there are no employment agreements between the Company and our sole executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of the date of this registration statement, by (i) any person or group who is known by us to beneficially own more than 5% of any class of voting securities of the Company; (ii) each director; (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” above and (iv) all executive officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this Registration statement are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name and Address Of Owner[1]	Relationship to Company	Shares Beneficially Owned	Percent Owned[2]

Common Stock	Ronald Guillermo Casa 5183-B Calle Parson Diablo, Ancon Panama City, Republic of Panama	Director, Shareholder, President, and Treasurer	5,000,000	100.00%

[1]	The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Guillermo is the only "promoter" of our company.
[2]	The percent ownership of class is based on 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as disclosed below, none of the following parties has, since our inception, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-	Any of our directors or executive officers.
-	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock.
-	Any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the foregoing persons.
-	Any person sharing the household of any director, executive officer, or 5% shareholder of our Company.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement as having prepared or certified any part thereof (or any report or valuation for use in connection with the registration statement), or counsel for the registrant, underwriters or selling security holders named in the prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of the registration statement or that part of the registration statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries or was connected with the registrant or any of its parents or subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters) voting trustee, director, officer, or employee.

Our financial statements for the period ended November 30, 2014, contained in this prospectus, have been audited by David L. Hillary, Jr., CPA, CITP. registered independent certified public accountant, to the extent set forth in his report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting.

AVAILABLE INFORMATION

We are filing with the Securities and Exchange Commission (the “Commission” or “SEC”) this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete. In each case reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements, and other information with the Commission. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at the Commission’s public reference facilities located at 100 F Street N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information regarding the operation of the public reference room. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Because we file documents electronically with the SEC, our registration statement and the referenced exhibits can also be found on this website.

Report of Independent Registered Public Accountant

To the Board of Directors and Shareholders:

We have reviewed the accompanying balance sheets of Skoda Ventures Inc. (a Nevada corporation) as of May 31, 2014 and 2013 and the related statements of operations, and cash flows. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our reviews.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2014 and 2013. The results of its operations and its cash flows are in conformity with U.S. generally accepted accounting principles.

David L. Hillary, Jr., CPA, CITP

Hillary CPA Group, LLC

Noblesville, Indiana

January 5, 2015

Skoda Ventures Inc.
(A Development Stage Company)
Balance Sheets
(Audited)

	May 31,	May 31,
	2014	2013

ASSETS
Current Assets
Cash and Cash Equivalents	$ 4,430	$ 4,430
TOTAL ASSETS	$ 4,430	$ 4,430

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Note Payable	$ 5,420	$ 5,000
TOAL CURRENT LIABILITIES	$ 5,420	$ 5,000

Stockholders' Equity
Common Stock, $0.001 par value
Authorized:
75,000,000 common shares
Issued and Outstanding:
5,000,000 common shares	$ 5,000	$ 5,000
Additional Paid-in Capital	-	-
(Deficit) accumulated during the development stage	(5,990)	(5,570)

TOTAL STOCKHOLDERS' EQUITY	$ (990)	$ (570)

TOTAL LIABILITIES AND EQUITY	$ 4,430	$ 4,430

The accompanying notes are an integral part of the consolidated financial statements.

Skoda Ventures Inc.
(A Development Stage Company)
Statements of Operations
(Audited)

	For Three Month Period	For Three Month Period	For Year Ended	For Year Ended	From August 16, 2012
	Ending May 31, 2014	Ending May 31, 2013	May 31, 2014	May 31, 2013	(Inception) to May 31, 2014
Revenues	-	-	-	-	-

General and Administration Expenses
Filing Fees	-	350	-	350	350
Professional Fees	$ 420	220	420	5,220	5,640
Total Expenses	$ 420	570	420	5,570	5,990

Operating loss	$ 420	570	420	5,570	5,990

Net (loss) for the period	$ (420)	$ (570)	$ (420)	$ (5,570)	$ (5,990)

Net (loss) per share
Basic and diluted	$ (0.0001)	$ (0.0001)	$ (0.0001)	$ (0.0001)

Weighted Average Shares Outstanding
Basic and diluted	5,000,000	5,000,000	5,000,000	5,000,000

The accompanying notes are an integral part of the consolidated financial statements.

Skoda Ventures Inc.
(A Development Stage Company)
Statements of Cash Flows
(Audited)

	For the Year Ended	For the Year Ended	From August 16, 2012
	May 31,	May 31,	(Inception) to May 31,
	2014	2013	2014

Cash Flow from Operating Activities
Net (loss) for the period	$ (420)	$ (5,570)	$ (5,990)
Changes in Non-Cash Working Capital Items

Net Cash Flow Used in Operating Activities	$ (420)	$ (5,570)	$ (5,990)

Financing Activities
Note Payable	$ 420	$ 5,000	$ 5,420
Cash received for shares issued	$ -	$ 5,000	$ 5,000
Net Cash Flow Provided by Financing Activities	$ 420	$ 10,000	$ 10,420

Net Change in Cash	$ -	$ 4,430	$ 4,430

Cash, Beginning of Period	$ 4,430	$ -	$ -

Cash, End of Period	$ 4,430	$ 4,430	$ 4,430

The accompanying notes are an integral part of the consolidated financial statements.

Skoda Ventures Inc.
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
From August 16, 2012 (Inception) to May 31, 2014

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance August 16, 2012 (Inception)	0	$ -	$ -	$ -	$ -

Issuance of common shares for cash at $0.001, August 16, 2012	5,000,000	$5,000			$5,000

Net Loss for the year ended May 31, 2013				$(5,570)	$(5,570)

Balance, as at May 31, 2013	5,000,000	$5,000	$ -	$(5,570)	$(570)

Net Loss for the year ended May 31, 2014				$(420)	$(420)

Balance, as at May 31, 2014	5,000,000	$5,000	$ -	$(5,990)	$(990)

The accompanying notes are an integral part of the consolidated financial statements.

SKODA VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2014
(Audited)

Note 1: Organization and Basis of Presentation

Skoda Ventures, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on August 16, 2012.

The Company is in the business of the online retail sale of women’s fashion apparel and accessories. Skoda is a development stage company and has not yet realized any revenues from its planned or any other operations. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. The Financial Statements and related disclosures as of May 31, 2014 and 2013 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Unless the context otherwise requires, all references to “Skoda Ventures,” “we,” “us,” “our” or the “company” are to Skoda Ventures, Inc. and any subsidiaries.

The Company’s fiscal year ends May 31.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not made material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2014.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Legal Matters

The Company has no known legal issues pending.

Note 4: Debt

Loans have been made by an unrelated third party equal to the operating deficits as they are incurred. The loans are without interest or a fixed term of repayment. The loans are due on demand.

Note 5: Related Party Transactions

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. The officer and director of Skoda are involved in other business activities and most likely will become involved in other business activities in the future.

Note 6: Capital Stock

On August 16, 2012 the Company authorized 75,000,000 shares of commons stock with a par value of $0.001 per share.

On August 16, 2012 the Company issued 5,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $5,000.00.

As of May 31, 2014 there were no outstanding stock options or warrants.

Note 7: Income Taxes

The company has not commenced operations and has not generated any revenue and has not made a provision for income taxes.

The Company’s statutory tax rate is 35%.

The Company does not have any material uncertainties with respect to its provisions for income taxes.

Note 8: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended May 31, 2014, the Company had an accumulated deficit of $5,990.

The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management has no formal plan in place to address these concerns, but believes that the Company will be able to obtain additional funds through equity financing and/or related party advances.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Report of Independent Registered Public Accountant

To the Board of Directors and Shareholders:

We have reviewed the accompanying balance sheet, income statement, and statement of cash flow of Skoda Ventures Inc. (a Nevada corporation). as of November 30, 2014 for the three and six month periods then ended. This interim financial information is the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statement for it to be in conformity with U.S. generally accepted accounting principles.

David L. Hillary, Jr., CPA, CITP

Hillary CPA Group, LLC

Noblesville, Indiana

January 5, 2015

Skoda Ventures Inc.
(A Development Stage Company)
Balance Sheets
(Unaudited)

	November 30,	May 31,
	2014	2014

ASSETS
Current Assets
Cash and Cash Equivalents	$ 4,430	$ 4,430
TOTAL ASSETS	$ 4,430	$ 4,430

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Note Payable	$ 5,420	$ 5,420
TOAL CURRENT LIABILITIES	$ 5,420	$ 5,420

Stockholders' Equity
Common Stock, $0.001 par value
Authorized:
75,000,000 common shares
Issued and Outstanding:
5,000,000 common shares	$ 5,000	$ 5,000
Additional Paid-in Capital	-	-
(Deficit) accumulated during the development stage	(5,990)	(5,990)

TOTAL STOCKHOLDERS' EQUITY	$ (990)	$ (990)

TOTAL LIABILITIES AND EQUITY	$ 4,430	$ 4,430

The accompanying notes are an integral part of the consolidated financial statements.

Skoda Ventures Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

	For Three Month Period	For Three Month Period	For the Six Month Period	For the Six Month Period	From August 16, 2012
	Ended November 30, 2014	Ended November 30, 2013	Ended November 30, 2014	Ended November 30, 2013	(Inception) to November 30, 2014
Revenues	-	-	-	-	-

General and Administration Expenses
Filing Fees	-	-	-	-	350
Professional Fees	-	-	-	420	5,640
Total Expenses	-	-	-	420	5,990

Operating loss	-	-	-	420	5,990

Net (loss) for the period	-	-	-	(420)	$ (5,990)

Net (loss) per share
Basic and diluted	-	-	-	$ (0.0001)

Weighted Average Shares Outstanding
Basic and diluted	5,000,000	5,000,000	5,000,000	5,000,000

The accompanying notes are an integral part of the consolidated financial statements.

Skoda Ventures Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	For the Six Months Ended	For the Six Months Ended	From August 16, 2012
	November 30, 2014	November 30, 2013	(Inception) to November 30, 2014

Cash Flow from Operating Activities
Net (loss) for the period	$ -	$ (420)	$ (5,990)
Changes in Non-Cash Working Capital Items

Net Cash Flow Used in Operating Activities	$ -	$ (420)	$ (5,990)

Financing Activities
Note Payable	$ -	$ 420	$ 5,420
Cash received for shares issued	$ -	$ -	$ 5,000
Net Cash Flow Provided by Financing Activities	$ -	$ 420	$ 10,420

Net Change in Cash	$ -	$ -	$ 4,430

Cash, Beginning of Period	$ 4,430	$ 4,430	$ -

Cash, End of Period	$ 4,430	$ 4,430	$ 4,430

The accompanying notes are an integral part of the consolidated financial statements.

SKODA VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2014
(Unaudited)

Note 1: Organization and Basis of Presentation

Skoda Ventures, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on August 16, 2012.

The Company is in the business of the online retail sale of women’s fashion apparel and accessories. Skoda is a development stage company and has not yet realized any revenues from its planned or any other operations. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The accompanying unaudited interim financial statements of Skoda Ventures, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement on Form S-1 filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the fiscal year ended May 31, 2014 as reported in the Registration Statement on Form S-1 have been omitted.

Unless the context otherwise requires, all references to “Skoda Ventures,” “we,” “us,” “our” or the “company” are to Skoda Ventures, Inc. and any subsidiaries.

The Company’s fiscal year ends May 31.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not made material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2014.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Earnings (Loss) Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3: Legal Matters

The Company has no known legal issues pending.

Note 4: Debt

Loans have been made by an unrelated third party equal to the operating deficits as they are incurred. The loans are without interest or a fixed term of repayment. The loans are due on demand.

Note 5: Related Party Transactions

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. The officer and director of Skoda are involved in other business activities and most likely will become involved in other business activities in the future.

Note 6: Capital Stock

On August 16, 2012 the Company authorized 75,000,000 shares of commons stock with a par value of $0.001 per share.

On August 16, 2012 the Company issued 5,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $5,000.00.

As of November 30, 2014 there were no outstanding stock options or warrants.

Note 7: Income Taxes

The company has not commenced operations and has not generated any revenue and has not made a provision for income taxes.

The Company’s statutory tax rate is 35%.

The Company does not have any material uncertainties with respect to its provisions for income taxes.

Note 8: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended November 30, 2014, the Company had an accumulated deficit of $5,990.

The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management has no formal plan in place to address these concerns, but believes that the Company will be able to obtain additional funds through equity financing and/or related party advances.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

On August 21st, 2013, Stan J.H. Lee, CPA (“Stan Lee”) resigned as our independent accountant. The reports of Stan Lee, on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not modified; however, the reports were qualified as to the uncertainty of our ability to continue as a going concern due to our dependence on a successful execution of our plan of operations and ability to raise additional financing, lack of our generation of revenues, and our stockholders’ deficit and negative working capital. The decision to change independent accountants was approved by our sole Director on December 5, 2013.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with Stan Lee, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stan Lee, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

During our two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

We provided Stan Lee, with a copy of this disclosure before its filing with the SEC. We requested that Stan Lee, provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Stan Lee, stating that it does agree with the above statements. A copy of such letter, dated as of December 11, 2013 is filed as Exhibit 16.1 to this Form S-1.

The Public Company Accounting Oversight Board revoked the registration of Stan J.H. Lee, CPA, effective July 30, 2013.

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

SEC Registration Fee	8
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	3,000
Consulting Expenses	5,000
Transfer Agent Fees	1,992
Total	$15,000

All amounts are estimates, other than the Commission’s registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the Selling Stockholders.  The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 5 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to our registration statement filed herewith.
2.	Article VIII of the Bylaws of the company, filed as Exhibit 3.2 to our registration statement filed herewith.
3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On August 16, 2012 the Company issued 5,000,000 shares of its common stock to Ronald Guillermo at approximately $0.001 per share. No underwriting discounts were given or commissions paid.

Securities issued in the transaction were offered and sold in reliance upon exemptions from registration under Rule 504 of Regulation D of the Securities Act, Regulation S of the Securities Act and applicable local securities legislation.

Each recipient of securities represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The recipient either received adequate information about the Company or had access, through relationships with the Company, to information about the Company.

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ITEM 16. EXHIBITS

3.1	Articles of Incorporation of Skoda Ventures, Inc. (incorporated by reference to the Company filing on Form S-1 with the Securities and Exchange Commission, filed July 11, 2013)
3.2 16.1	Bylaws of Skoda Ventures, Inc. (incorporated by reference to the Company filing on Form S-1 with the Securities and Exchange Commission, filed July 11, 2013) Resignation of Stan J.H. Lee CPA
23.1	Consent Hillary CPA Group, LLC Independent Registered Public Accounting Firm
23.2	Consent Hillary CPA Group, LLC Independent Registered Public Accounting Firm
99.1	Subscription Agreement for Regulation S subscribers (incorporated by reference to the Company filing on Form S-1 with the Securities and Exchange Commission, filed July 11, 2013)

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Panama City, Republic of Panama on February 11, 2015.

SKODA VENTURES, INC.

By:  /s/ Ronald Guillermo

Ronald Guillermo

Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Ronald Guillermo

Ronald Guillermo

Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

February 11, 2015

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